EXHIBIT 99.1
JOINT FILING AGREEMENT
The undersigned hereby agree that the statement on Schedule 13D with respect to the Common Stock, $0.001 par value, of Immersion Corporation, dated as of the date hereof is, and any further amendments thereto signed by each of the undersigned shall be, filed on behalf of each of the undersigned pursuant to and in accordance with the provisions of Rule 13d-1(f) under the Securities Exchange Act of 1934, as amended.
Dated:  August 12, 2019

SHANNON RIVER PARTNERS LP

By:	Shannon River Capital Management LLC, General Partner

By:	/s/ Spencer Waxman
	Name:	Spencer Waxman
	Title:	Managing Member

SHANNON RIVER MASTER FUND, L.P.

By:	Shannon River Capital Management LLC, as General Partner

By:	/s/ Spencer Waxman
	Name:	Spencer Waxman
	Title:	Managing Member

DOONBEG MASTER FUND, L.P.

By:	Doonbeg Fund Management, LLC, as General Partner

By:	/s/ Spencer Waxman
	Name:	Spencer Waxman
	Title:	Managing Member

SHANNON RIVER FUND MANAGEMENT LLC

By:	/s/ Spencer Waxman
	Name:	Spencer Waxman
	Title:	Managing Member

SHANNON RIVER CAPITAL MANAGEMENT LLC

By:	/s/ Spencer Waxman
	Name:	Spencer Waxman
	Title:	Managing Member

SHANNON RIVER GLOBAL MANAGEMENT LLC

By:	/s/ Spencer Waxman
	Name:	Spencer Waxman
	Title:	Managing Member

DOONBEG FUND MANAGEMENT, LLC

By:	/s/ Spencer Waxman
	Name:	Spencer Waxman
	Title:	Managing Member

DOONBEG GLOBAL MANAGEMENT, LLC

By:	/s/ Spencer Waxman
	Name:	Spencer Waxman
	Title:	Managing Member

/s/ Spencer Waxman
SPENCER WAXMAN